EXHIBIT 23.1
CONSENT OF
RALPH E. DAVIS ASSOCIATES, INC.
     We hereby consent to the use of the name “Ralph E. Davis Associates, Inc.” and the reference to Ralph E. Davis Associates, Inc., and the inclusion of and references to our report, or information contained therein, dated January 30, 2006, prepared for Cadence Resources Corporation in the SB-2 Registration Statement for the filing dated on or about September 7, 2006.
Houston, Texas
September 7, 2006

RALPH E. DAVIS ASSOCIATES, INC.

Joseph Mustacchia, Jr.
Executive Vice-President